UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A
(Amendment No. 1 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Amendment No. 1 amends the Current Report on Form 8-K dated November 30, 2007, to provide the financial statement information required by parts (a) and (b) of Item 9.01 relating to the recently completed merger of WesBanco, Inc. ("WesBanco") and Oak Hill Financial, Inc. ("Oak Hill").

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

The unaudited interim consolidated financial statements of Oak Hill as of and for the nine months ended September 30, 2007 are incorporated herein by reference to the Quarterly Report on Form 10-Q filed by Oak Hill on November 9, 2007.

The consolidated statements of financial condition of Oak Hill as of December 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2006, and the report of Grant Thornton LLP, Independent Registered Public Accounting Firm, on the consolidated financial statements, are incorporated herein by reference to the Annual Report on Form 10-K filed by Oak Hill on March 16, 2007, as amended.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of WesBanco and Oak Hill as of and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 are attached as Exhibit 99.1.

(d)	Exhibits.
The following exhibits are filed herewith:

23.1 - Consent of Grant Thornton LLP

99.1 -	Unaudited pro forma condensed combined financial information of WesBanco and Oak Hill as of and for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

February 8, 2008	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer